UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

USCB FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-41196	87-4070846
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

2301 N.W. 87th Avenue, Doral, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 715-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $1.00 per share	USCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Commencing on September 2, 2025, USCB Financial Holdings, Inc. (the “Company”) entered into stock repurchase agreements (the “Stock Repurchase Agreements”, and each, a “Stock Repurchase Agreement”) with certain institutional shareholders (collectively, the “Shareholders”), including Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. The Stock Repurchase Agreements provide for the purchase (the “Repurchase”) by the Company of an aggregate of 2 million shares of the Company’s Class A Voting Common Stock, $1.00 par value per share (the “Class A Common Stock”) from the Shareholders in privately negotiated transactions, for a purchase price of $17.19 per share. The purchase price for the Class A Common Stock reflects a 1% discount to the 10-day volume weighted average price on September 2, 2025. The Stock Repurchase Agreements contain customary representations and warranties, covenants, and closing conditions, and the transactions are expected to be completed on or about September 5, 2025. The disinterested members of the Company’s Board of Directors (the “Board”) approved the Repurchases.

The Repurchases are supplemental to the Company’s previously announced stock repurchase programs and do not impact the amount of permitted repurchases thereunder. As of June 30, 2025 the maximum number of shares that may yet be purchased under the Company’s Board-approved stock repurchase programs was 528,309 shares. For additional information about the Company, including its existing stock repurchase programs, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

A form of the Stock Repurchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Stock Repurchase Agreements is a summary and is qualified in its entirety by reference to the full text of the form Stock Repurchase Agreement attached hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Stock Repurchase Agreement, by and between USCB Financial Holdings, Inc. and the Shareholders

104	Cover Page Interactive Data File (embedded within the Inline XLRB document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCB FINANCIAL HOLDINGS, INC.

By:	/s/ Robert Anderson
Name:	Robert Anderson
Title:	Chief Financial Officer

Date: September 5, 2025